                                                                       Exhibit 5


                                             November 5, 2001


Rite Aid Corporation
30 Hunter Lane
Camp Hill
Pennsylvania 17011


         Re:   Rite Aid Corporation
               REGISTRATION STATEMENT ON FORM S-4


Ladies and Gentlemen:

         We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), in connection with the public offering of $22,000,000 aggregate principal amount of the Company's 10.5% Senior Secured Notes due 2002 (the "New Notes"), which are to be guaranteed on a senior secured basis pursuant to guarantees (the "Guarantees") by each of the guarantors listed on Schedule A and Schedule B hereto (the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10.5% Senior Secured Notes due 2002 of the Company (the "Old Notes") under an Indenture dated as of June 14, 2000 (the "Indenture") between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), as contemplated by the Exchange and Registration Rights Agreement dated as of June 14, 2000 (the "Exchange and Registration Rights Agreement"), by and among the Company, the Guarantors, the Trustee and the holders of the Old Notes.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

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Rite Aid Corporation
November 5, 2001
Page 2

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4, File No. 333-62652, filed with the Securities and Exchange Commission (the "Commission") on June 8, 2001 and Amendment No. 1 thereto, filed the date hereof under the Act (the "Registration Statement");
(ii) an executed copy of the Exchange and Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) an executed copy of the Senior Subsidiary Guarantee Agreement dated as of June 27, 2001 by and among the Company, the Guarantors and Citicorp USA, Inc. as senior collateral agent (the "Senior Subsidiary Guarantee Agreement"); (v) an executed copy of the Senior Subsidiary Security Agreement dated as of June 27, 2001 by and among the Company, the Guarantors and Citicorp USA, Inc. as senior collateral agent (the "Senior Subsidiary Security Agreement"); (vi) an executed copy of the Collateral Trust and Intercreditor Agreement dated June 27, 2001 by and among the Company, the Guarantors, Wilmington Trust Company as second priority security trustee, Citicorp USA, Inc. as senior collateral agent and agent for the synthetic lease parties and the Trustee (together with the Senior Subsidiary Guarantee Agreement and the Senior Subsidiary Security Agreement, the "Security Agreements"); (vi) the Certificates of Incorporation of the Company and each of those Guarantors incorporated under the laws of Delaware and New York, which are identified on Schedule A hereto (the "DE/NY Guarantors"); (viii) the By-Laws of the Company and each of the DE/NY Guarantors, as amended to date; (ix) certain resolutions adopted by the Board of Directors of the Company and each of the DE/NY Guarantors relating to the Exchange Offer, the issuance of the Old Notes and the New Notes, the Indenture and related matters; (x) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (xi) the form of the Exchange Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Rite Aid Corporation
November 5, 2001
Page 3


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE/NY Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. We have also assumed that (i) each of the Guarantors (other than the DE/NY Guarantors) has been duly organized and is validly existing and in good standing as a corporation under the laws of its respective state of incorporation; (ii) each of the Guarantors (other than the DE/NY Guarantors) has duly authorized, executed and delivered the Indenture, the Exchange and Registration Rights Agreement and the Security Agreements; (iii) each of the Guarantors (other than the DE/NY Guarantors) has complied with all applicable laws in connection with the execution and delivery of, and performance of the transactions contemplated by the Indenture, the Exchange and Registration Rights Agreement and the Security Agreements. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

         Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the Indenture, the New Notes and the Security Agreements and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non opined on law on the opinions herein stated.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and each Guarantee will be a valid and binding obligation of the Guarantor that is a party thereto, enforceable against such Guarantor in accordance with its terms, except, in each case, to the extent that enforcement thereof may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Rite Aid Corporation
November 5, 2001
Page 4


         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and each of the Guarantors of the Indenture, the Security Agreements and the New Notes and the performance by the Company and each of the Guarantors of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any Guarantor or its properties is subject, except for those agreements and instruments which have been identified to us by the Company on any Guarantor as being material to it and which are listed in
Part 2 of the Company's Annual Report on Form 10-K.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                             Very truly yours,



                                             /s/ SKADDEN, ARPS, SLATE, MEAGHER
                                                    & FLOM LLP

                                   SCHEDULE A
                          DE/NY SUBSIDIARY GUARANTORS

Ann & Government Streets
  Mobile Alabama, LLC
Baltimore/Annapolis Boulevard
  & Governor Richie
  Highway - Glen Burnie,
  Maryland, LLC
Central Avenue & Main Street
  Petal, MS, LLC
Dominion Action One
  Corporation
Dominion Action Two
  Corporation
Dominion Action Three
  Corporation
Dominion Action Four
  Corporation
Eagle Managed Care Corp.
Eighth & Water Streets -
  Urichsville, Ohio, LLC
Gratiot & Center - Saginaw
  Township, Michigan, LLC
K&B, Incorporated
Name Rite, LLC
Ocean Acquisition Corporation
Paw Paw Lake Road & Paw
  Paw Avenue - Coloma,
  Michigan, LLC
Portfolio Medical Services, Inc.
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid of Delaware, Inc.
Rite Aid of New York, Inc.
Rite Aid Realty Corp.
Rite Aid Rome Distribution
  Center, Inc.
Rite Aid Transport, Inc.
Rite Aid Venturer #1, Inc.
Rite Fund, Inc.
Rite Investments Corp.
  Fredericksburg, LLC
RX Choice, Inc.
Silver Springs Road - Baltimore,
  Maryland/One, LLC
Silver Springs Road - Baltimore,
  Maryland/Two, LLC

Sophie One Corp.
State & Fortification Streets -
  Jackson, Mississippi, LLC
State Street & Hill Rod - Gerard,
  Ohio, LLC
Tyler and Sanders Roads,
  Birmingham - Alabama, LLC
Virginia Corporation
1515 West State Street Boise,
  Idaho, LLC
1525 Cortyou Road - Brooklyn

                                   SCHEDULE B
                     SUBSIDIARY GUARANTORS OTHER THAN DE/NY
                             SUBSIDIARY GUARANTORS

Apex Drug Stores, Inc.
Broadview and Wallings -
  Broadview Heights Ohio, Inc.
Dominion Drug Stores, Corp.
Drug Fair, Inc.
Drug Fair of PA, Inc.
England Street - Asheland
  Corporation
Fairground, LLC
GDF, Inc.
Gettysburg and Hoover - Dayton,
  Ohio, LLC
Harco, Inc.
Jaime Nathan Travis
  Corporation
K&B Alabama Corporation
K&B Florida Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incoporated
K&B Tennessee Corporation
K&B Texas Corporation
K&B Trainees, Inc.
Katz & Besthoff, Inc.
Keystone Centers, Inc.
Lakehurst and Broadway
  Corporation
Laverdiere's Enterprises, Inc.
Leader Drugs, Inc.
Mayfield & Chillicothe Roads
  Chesterknol, LLC
Munson & Andrews, LLC
Northline & Dix - Toledo -
  Southgate, LLC
PDS-1 Michigan, Inc.
P.L.C. Enterprises, Inc.
PL Xpress, Inc.
Patton Drive and Navy
  Boulevard Property Corporation
Perry Distributors, Inc.
Perry Drug Stores, Inc.
RDS Detroit, Inc.
Rack Rite Distributors, Inc.
Ram-Utica, Inc.

Reads, Inc.
Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Script South, Inc.
Seven Mile & Evergreen -
  Detroit, LLC
Super Distributors, Inc.
Super Ice Cream Suppliers, Inc.
Super Laboratories, Inc.
Super Pharmacy Network, Inc.
Super Tobacco Distributors, Inc.
The Lane Drug Company
The Muir Company
Thrifty Corporation
Thrifty Payless, Inc.
Thrifty Wilshire, Inc.
W.R.A.C., Inc.
112 Burleigh Avenue Norfolk, LLC
537 Elm Street Corporation
657-659 Broadway St. Corp.
764 South Broadway - Geneva,
  Ohio, LLC
1740 Associates, LLC
3581 Carter Hill Road -
  Montgomery Corp.
4042 Warrensville Center Road
  - Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.